COLONIAL SMALL STOCK FUND
                            FUND YIELD CALCULATION
                          (CALENDAR MONTH-END METHOD)
                          30-DAY BASE PERIOD ENDED 6/30/95


                               a - b              6
              FUND YIELD   = 2  -------  + 1     - 1

                                       cd

                                                                   YIELD
       a = dividends and interest earned during                  ---------
           the month ................................            $71,033

       b = expenses (exclusive of distribution fee)
           accrued during the month..................             76,022

       c = average dividend shares outstanding
           during the month .........................          3,080,567

       d = class A maximum offering price per share
           on the last day of the month .............             $23.63


            CLASS A YIELD ...........................              -0.08%
                                                                   ======
            Class A yield/(1-Load)
            ie: -.08%/(1-.0575)=yield on NAV=        -0.08%
               Less:  Distribution fee               -0.75%
                                                     -----
            CLASS B YIELD ...........................              -0.83%
                                                                   ======